Exhibit 99.2

 Allscripts Healthcare Solutions  July 30, 2020  Supplemental Investor Presentation

 Disclaimer  This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including targeted Adjusted EBITDA margins and other information regarding future performance included in this presentation, are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the timing or ultimate completion of the sale of our EPSi business, as the transaction is subject to certain closing conditions, including the expiration or termination of the waiting period under U.S. antitrust laws; our use of the proceeds from the contemplated sale of our EPSi business; our ability to achieve the margin targets associated with our margin improvement initiatives within the contemplated time periods, if at all; the magnitude, severity and duration of the COVID-19 pandemic, including the impacts of the pandemic, along with the impacts of our responses and the responses by governments and other businesses to the pandemic, on our business, our employees, our clients and our suppliers; the failure by Practice Fusion to comply with the terms of its settlement agreements with the U.S. Department of Justice (the “DOJ”); the costs and burdens of compliance by Practice Fusion with the terms of its settlement agreements with the DOJ; additional investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s investigations into Practice Fusion’s business practices; our ability to recover from third parties (including insurers) any amounts required to be paid in connection with Practice Fusion’s settlement agreements with the DOJ and related inquiries; the expected financial results of businesses acquired by us; the successful integration of businesses recently acquired by us; the anticipated and unanticipated expenses and liabilities related to businesses acquired by us, including the civil investigation by the U.S. Attorney’s Office involving our Enterprise Information Solutions business (the “EIS business”); security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; our failure to compete successfully; consolidation in our industry; current and future laws, regulations and industry initiatives; increased government involvement in our industry; the failure of markets in which we operate to develop as quickly as expected; our or our customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of our sales, services and support organizations; market acceptance of our products and services; the unpredictability of the sales and implementation cycles for our products and services; our ability to manage future growth; our ability to introduce new products and services; our ability to establish and maintain strategic relationships; the performance of our products; our ability to protect its intellectual property rights; the outcome of legal proceedings involving us; our ability to hire, retain and motivate key personnel; performance by our content and service providers; liability for use of content; price reductions; our ability to license and integrate third party technologies; our ability to maintain or expand our business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; our ability to maintain proper and effective internal controls; and asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

   Overview  2  Margin Improvement Initiatives  1  Segment Highlights

 More Fulsome Segment Reporting Improves Visibility of Stable Core Business and Differentiated Higher Growth Opportunity Solutions  Clinical; practice management; patient billing and patient engagement solutionsClients are global and include large integrated delivery networks, government agencies, community hospitals, large and small physician practices  Provider solutions to bridge traditional acute to post-acute care and manage expansion of value- based-careOne of the leading players in extending clinical point of care solutions and clinical data to payer and life sciences markets  Core Clinical and Financial Solutions  Data, Analytics and Care Coordination  Primarily includes EPSi financial decision analytics platform  Unallocated  1

Despite Previously-Announced Attrition Impact, Core Clinical and Financial Solutions Segment has Near-Term Momentum

1

Key Clients are Extending

- Northwell; PIH; Memorial Sloan Kettering; Maimonides
- >35 Paragon clients since acquisition

>$150M of extensions in 1H20

New Sales

- U.S. State Department
- 16 new independent physician logos in 1H20
- International presence continues to grow with significant go-lives in Asia and Europe

Innovation / Partnerships

- Microsoft strategic alliance for clients who want to move to public cloud
- Working side-by-side with Northwell on next generation EHR

Industry Recognition

- Black Book first place award for 101-250 bed hospitals and 26-99 provider ambulatory practices

© 2020 Allscripts Healthcare, LLC and/or its affiliates.

5

Data, Analytics and Care Coordination Segment Provides Multiple Streams of High Margin Growth Opportunities

1

veradigm.

Payer and life sciences
Large source of deidentified patient data and unique portfolio provides data-driven actionable insights, derived from best-in-class analytics, and integrated with point of care technology solutions

CarePort
An Allscripts Company

Care coordination
Increase of risk-based contracting raising the importance of care coordination between traditional health care and post-acute

2bPrecise

Personalized medicine
Continued push of personalized medicine into mainstream clinical care boosting need to bridge between lab testing and clinical care

Pay

Payerpath – Ambulatory Claims Clearinghouse
Offers solutions for every phase of the reimbursement cycle including patient readiness, patient responsibility, claims management and practice productivity solutions

- Expected to grow faster than core clinical EHR systems
- Recurring revenue with high margins
- EHR agnostic
- Sold inside and outside the Allscripts EHR installed base
- Cloud-based tech stack

© 2020 Allscripts Healthcare, LLC and/or its affiliates.

6

 Methodology for Segment Profitability Measurement  1  We begin with our consolidated Adjusted EBITDA as reported in Table 5 of our press releaseAll revenue and cost of sales are directly tracked by solution and attributed directly to each segmentResearch and development spend is tracked by solution area and then attributed directly to each segment based on respective investmentsApproximately 45% of SG&A, usually in areas of sales and marketing, is directly linked to specific solutions and attributed directlyThe 55% balance of SG&A is captured in corporate cost centers and allocated based on revenue and other appropriate metrics to each respective business segmentThere are a limited number of transfer pricing allocations between the two segments and these are eliminated in the unallocated segment to tie back to consolidated results

 Higher Margin Data, Analytics and Care Coordination Segment Contributed 35% of LTM Consolidated Adjusted EBITDA    Core Clinical and Financial Solutions    Data, Analytics and Care Coordination    Unallocated  See reconciliation of non-GAAP metrics in the appendix of this presentation and posted on the Allscripts investor relations website.  1

   Overview  2  Margin Improvement Initiatives  1  Segment Highlights

 Consolidated Adjusted EBITDA Margins Improved Significantly in Second Quarter   Adjusted EBITDA Margin, As Reported  530 bps   2  Adjusted EBITDA Margin, As Reported Excluding EPSi  480 bps   See reconciliation of non-GAAP metrics in the appendix of this presentation and posted on the Allscripts investor relations website.

 In March, we Hired Alix Partners to Help us Develop an Improvement Plan   Set a long-term target goal of:18-20% Adjusted EBITDA margin for the core clinical and financial solutions segment, and 30%+ Adjusted EBITDA margin for the data, analytics and care coordination segment   Goal  Initiatives  Sustained capability   A portfolio of structural improvements was evaluated, quantified and validated by managementWe have completed action on $76M of annualized margin uplift from these initiatives through June;We have a high level of confidence in $25M of additional annualized margin uplift over the next 18 months; and An additional $70M of early-stage initiatives identified but still need to progress further  Consistently delivering on these margin goals also requires Allscripts to embed new capabilities to manage customer profitability; tighter align resources/products based on market opportunity; and standardize solution offerings. We are well on our way toward integrating these capabilities  2

We Have Continued Margin Improvement Initiatives…

2

COGS	R&D	SG&A
✓ Right-size services and support teams for utilization trends and revenue run rate ✓ Increase vendor management and optimization of hosting costs ✓ Shed very low margin revenue (hardware and some 3rd party solutions)	✓ Restructure group to improve accountability → Higher quality and reduced rework ✓ Increase offshoring ✓ Eliminate "pet projects" with no clear ROI or purpose	✓ Salesforce right-sizing across solutions ✓ Shrink real estate footprint ✓ Management delayering and increased spans of control

$76 Million of Permanent Annualized Run Rate Savings Implemented Through June

© 2020 Allscripts Healthcare, LLC and/or its affiliates.

12

…Which Gives us Confidence in Our Ability to Improve Margins in an Uncertain Revenue Environment   Core clinical and financial solutions  Data, analytics and care coordination  Second Quarter 2020  Long-Term Goal  15.0%  29.4%  18%-20%  30%+  Adjusted EBITDA Margin Targets  By end of 2020  15.5%-16.0%  29.5%-30.0%  2  Note: Assumes current asset portfolio as of June 30, 2020 in each segment.  See reconciliation of non-GAAP metrics in the appendix of this presentation and posted on the Allscripts investor relations website.

 Appendix: Non-GAAP Financial Measures

 Non-GAAP Financial Measures  This presentation includes references to non-GAAP revenue, Adjusted EBITDA, and Adjusted EBITDA margin, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Each of these measures are not considered financial measures under generally accepted accounting principles in the United States (“GAAP”). The definitions of these non-GAAP financial measures are as follows:Non-GAAP revenue consists of GAAP revenue, as reported, and adds back recognized deferred revenue from acquired businesses and non-material consolidated affiliates that is eliminated for GAAP purposes due to purchase accounting adjustments.Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income/(loss), as reported, and adjusts for: acquisition-related deferred revenue adjustments; depreciation and amortization; stock-based compensation expense; restructuring and other costs; impairment charges; gain on sale of businesses, net; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit). Adjusted EBITDA margin is a non-GAAP measure that is calculated by dividing Adjusted EBITDA by non-GAAP revenue.For purposes of segment reporting, the Company views operating income as the most directly comparable GAAP measure to segment Adjusted EBITDA because the Company does not reflect taxes or interest at the segment level. Adjusted EBITDA is a non-GAAP measure and consists of GAAP income from operations as reported and adjusts for: acquisition-related deferred revenue adjustments; acquisition related amortization; stock-based compensation expense; impairments; restructuring and other costs; and depreciation and amortization. Adjusted EBITDA margin consists of Adjusted EBITDA as a percentage of non-GAAP revenue in the applicable period.Management also believes that non-GAAP measures provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments and restructuring and other costs made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein. Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP measures to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, Adjusted EBITDA and Adjusted EBITDA margin are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained in the Appendix to this presentation.   For the purpose of providing financial guidance, the company does not reconcile non-GAAP revenue, Adjusted EBITDA and Adjusted EBITDA margin guidance to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact GAAP revenue, Adjusted EBITDA and Adjusted EBITDA margin are either outside of its control and/or cannot be reasonably predicted. These are available on Allscripts investor relations website (http://investor.allscripts.com).

 Non-GAAP Reconciliations

 Non-GAAP Reconciliations

 Non-GAAP Reconciliations

 Non-GAAP Reconciliations

 Non-GAAP Reconciliations